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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
LIBERTY MEDIA CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LIBERTY MEDIA CORPORATION in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LIBERTY MEDIA CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIBERTY MEDIA CORPORATION

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2.a, 2.b, 2.c AND 3.
Vote on Proposals		For	Against	Abstain
1.
	A redemption proposal to redeem a portion of the outstanding shares of Series A Liberty Entertainment common stock and Series B Liberty Entertainment common stock for all of the outstanding shares of Liberty Entertainment, Inc. (LEI) (the Split-Off).	☐	☐	☐
2.	Three, related transaction proposals:
a.
	A minority redemption proposal to approve (i) the Split-Off and (ii) the transactions contemplated thereby (including the transactions contemplated by a reorganization agreement to be entered into between Liberty Media and LEI).	☐	☐	☐
b.
	A merger proposal to approve (i) the Agreement and Plan of Merger, dated as of May 3, 2009, and as amended on July 29, 2009, by and among Liberty Media, LEI, DIRECTV and the other parties named therein and (ii) the transactions contemplated thereby (including the merger of a wholly owned subsidiary of Holdings with and into LEI).	☐	☐	☐
c.
	A contribution proposal to approve (i) the Voting and Right of First Refusal Agreement, dated as of May 3, 2009, and as amended on July 29, 2009, by and among Liberty Media, LEI, DIRECTV, John C. Malone, Leslie Malone and certain trusts in favor of their children, and (ii) the transactions contemplated thereby.	☐	☐	☐
3.
	An adjournment proposal to authorize the adjournment of the special meeting by Liberty Media Corporation to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the transaction proposal.	☐	☐	☐
The transactions contemplated by the proposals 2.b and 2.c are referred to collectively as the DTV Business Combination.

Each of the minority redemption proposal, the merger proposal and the contribution proposal is dependent on the other, and the DTV Business Combination will not be implemented unless they are all approved at the special meeting. The Split-Off is conditioned on the receipt of the requisite approval of the redemption proposal but not on the receipt of the requisite approval of the transaction proposals, including the minority redemption proposal. The DTV Business Combination is conditioned on the receipt of the requisite approval of each of the transaction proposals and the completion of the Split-Off.

While the approval of the transaction proposals is not required by either the terms of Liberty Media's charter or by Delaware law, Liberty Media is seeking such approval by the disinterested holders of Liberty Entertainment common stock as a ratification of the transactions contemplated by the transaction proposals.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2.a, 2.b, 2.c and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Signature	Date			Signature (Joint Owners)	Date

LIBERTY MEDIA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS OF LIBERTY ENTERTAINMENT COMMON STOCK
[                       ], 2009

        The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Entertainment common stock or Series B Liberty Entertainment common stock held by the undersigned at the special meeting of holders of Liberty Entertainment common stock to be held at [                  ], Mountain Daylight Time on [                       ], at the (Location), and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE